UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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AT&T Corp.

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AT&T TODAY

WEDNESDAY, FEBRUARY 9, 2005 — 11 a.m. EST

*** SPECIAL EDITION ***

Additional Merger Q&A

This special edition contains additional Q&A regarding the announced merger of AT&T and SBC. We will continue to address frequently-asked questions received from employees as information becomes available. We will use AT&T TODAY to alert you when new Q&A are available.

You can get various information on the merger from the Merger Update Web site at: http://infocenter.att.com/merger/ where Q&A and other communications will be archived. If you have a question that hasn’t been answered, you can send it to the AT&T Employee Communications mailbox at: rm-attemployeecomm@ems.att.com. While we can’t respond directly to every individual, we will continue to address questions of broad interest. Later this month, the HR organization also will begin a series of employee sessions to answer questions related to AT&T’s existing compensation and benefits plans.

HR-Related Questions

What happens to any AT&T stock options?
At the time the merger closes, any unvested and outstanding AT&T stock option that was granted to you before Feb. 1, 2005, would become fully vested and exercisable as provided in the award agreement. If any options are granted to you on or after Feb. 1, 2005, they will vest and become exercisable in accordance with their regular terms as provided in the award agreement. Also, when the merger closes, each of your outstanding options to purchase AT&T common stock, whether vested or unvested, will be converted into an option to purchase shares of SBC Communications Inc. common stock. The formula for converting your AT&T stock options into SBC stock options and other relevant information will be provided prior to the closing of the merger.

What happens to any unvested AT&T restricted stock unit (RSU) award? [UPDATED]
At the time the merger closes, any unvested and outstanding AT&T restricted stock unit award, granted on or before Feb. 3, 2005, would become free of all restrictions,

limitations or conditions and become fully vested and converted into the right to receive SBC common stock. The formula for converting your AT&T restricted stock unit award into the right to receive SBC common stock and any other relevant information will be provided prior to the closing of the merger. If any AT&T restricted stock unit awards are granted to you after Feb. 3, 2005, they will vest in accordance with their regular terms as provided in the award agreement.

There had been a rumor that the company planned to reduce severance pay under the AT&T Force Management Program (FMP). Is that true? And will the pending merger have any impact on FMP benefits?
There is no truth to this rumor. AT&T’s benefit plans and programs — including the Force Management Program — will continue “business as usual” through the closing, in accordance with their terms. If the merger closes, the severance benefits provided by the AT&T Separation Plan, including the Change in Control provisions, would remain in effect for two years after the close.

How can I get a copy of the Change in Control package?
Actually, there is no single Change in Control document, per se. Rather, several of AT&T’s existing benefit plans include Change in Control provisions. For example, the AT&T Separation Plan (ASP) and the AT&T Management Pension Plan (AT&TMPP) include Change in Control Provisions. You can find a copy of the ASP on the Workforce Services Web site, or by linking directly to http://wfs.web.att.com/files/pdfs/ATTASP8-12-041092328884000.pdf. The Change in Control provisions of the ASP are outlined in Appendix A.

For the AT&TMPP provisions, see Change in Control Credits on Page 12 of the AT&TMPP Summary Plan Description, which can be found at http://wfs.web.att.com/files/pdfs/ATTManagementSPD1014831930000.pdf.

Strategic and Customer-Related Questions

Why did AT&T agree to this deal?
Through this deal, we now have the opportunity to combine our operational and financial advantages with those of SBC — including their growing consumer and small business presence, their demonstrated commitment to broadband deployment and vibrant local and regional markets for voice, data, DSL and wireless services and the new frontier of video. In fact, with this new entity we will create the nation’s premier enterprise services provider; the leading global networking and communications provider; the leading government services provider; the leading wireless service provider; and a leading provider of domestic DSL service.

Why now?
Both AT&T and SBC are at a point when we’re fundamentally redefining ourselves. In AT&T’s case, we’re moving our focus away from traditional consumer services and toward the enterprise services market and new VoIP and wireless offerings. SBC, in contrast, is focused on expanding its current suite of bundled service offerings to consumers and small businesses. Also, from a regulatory perspective, AT&T is no longer the “unthinkable” merger partner of years gone by. The dynamics of the marketplace, advances in technology, and required investments to serve increasingly sophisticated customer needs support the determination that now is the time to create/build a new company that has the resources, networks, products and skilled employees to be a next-generation communications leader.

Will SBC keep AT&T’s brand?
SBC Chairman and CEO Ed Whitacre has stated that SBC highly values the AT&T brand, and that it will not go away. SBC is currently evaluating its branding strategy and will make an announcement at a later date.

What does this mean for AT&T’s enterprise customers?
After the merger closes, AT&T customers will be able to benefit from the product and service offerings of the combined companies, along with our formidable networking facilities and presence in the U.S. and worldwide.

What happens to existing AT&T customer contracts once the deal goes through? Can companies re-negotiate with SBC?
AT&T will, of course, continue to honor all contracts. The SBC announcement does not give customers the right to renegotiate their contracts. All the appropriate legal reviews and obligations will be thoroughly executed, both between now and time of closing, and post-closing. Our legal department is committed to working closely with the sales team to offer whatever guidance they might need.

Cautionary Language Concerning Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act. Forward-looking statements are statements that are not historical facts and are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates” and similar expressions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions, statements regarding the benefits of the business combination transaction involving AT&T and SBC, including future financial and operating results and the plans, objectives, expectations and intentions of the combined. Such statements are based upon the current beliefs and expectations of the managements of AT&T and SBC and are subject to significant risks and uncertainties (many of which are difficult to predict and are generally beyond the control of AT&T and SBC) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of AT&T shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in SBC’s and AT&T’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site http://www.sec.gov. Other than as required by applicable law, AT&T disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.

Additional Information

In connection with the proposed transaction, SBC intends to file a registration statement, including a proxy statement of AT&T Corp., and other materials with the Securities and Exchange Commission (the “SEC”). Investors and AT&T shareholders are urged to read the registration statement, including the proxy statement, and other materials when they are available because they contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, when they become available, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC’s Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. AT&T Corp.’s filings may be accessed and downloaded for free at the AT&T Investor Relations Web site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2004 annual meeting of stockholders, dated March 11, 2004, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T Corp.’s proxy statement for its 2004 annual meeting of shareholders, dated March 25, 2004. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

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